Exhibit 5.1

February 18, 2011

Board of Directors
Community Partners Bancorp
1250 Highway 35 South
Middletown, New Jersey 07748

Re:	Registration Statement on Form S-8
Community Partners Bancorp Employee Stock Purchase Plan

Gentlemen:

In connection with the registration of 250,000 shares of common stock, without par value (the "Common Stock"), by Community Partners Bancorp (the "Company"), covered by the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to potential issuance of the Common Stock under the Community Partners Bancorp Employee Stock Purchase Plan (the “Plan”), we, as counsel to the Company, have reviewed:

(1)  the certificate of incorporation of the Company, as certified by the Chief Financial Officer of the Company on February 16, 2011;

(2)  the by-laws of the Company as certified by the Chief Financial Officer of the Company on February 16, 2011;

(3)  the Plan;

(4)  resolutions adopted by the board of directors of the Company relating to the Plan and the Registration Statement;

(5)  the Registration Statement;

(6)  a good standing certificate dated February 10, 2011, with respect to the Company issued by the Treasurer of the State of New Jersey; and

(7)  a  copy of the specimen certificate representing shares of the Common Stock.

Based solely upon our review of the foregoing and subject to the limitations, assumptions, qualifications and caveats stated below, it is our opinion that:

           (a)  the Company has been duly incorporated under the laws of the State of New Jersey and is validly existing and in good standing under the laws of such State; and

           (b)  the Common Stock covered by the Registration Statement has been duly authorized and, when issued under the terms set forth in the Plan, will be validly issued, fully paid and nonassessable.

In connection with delivering this opinion letter, we have relied as to matters of fact upon the representations of members of the Company’s management. In addition, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

We express no opinion as to laws of any jurisdiction other than the laws of the State of New Jersey, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee